EXHIBIT 10.63

                    FIFTH AMENDMENT OF LEASE

     THIS FIFTH AMENDMENT OF LEASE (this ("Amendment") is made this 3rd day of October, 1996 (the "Effective Date") by and between CLOPPER ROAD ASSOCIATES, a Maryland joint venture ("Landlord"), and MEDIMMUNE, INC., a Delaware corporation ("Tenant").

                      EXPLANATORY STATEMENT

     A. Landlord and Tenant entered into a Lease Agreement dated February 14, 1991 (the "Original Lease"), whereby Tenant agreed to lease from Landlord forty thousand eight hundred forty-three (40,843) square feet (the "Original Leased Premises") in the building (the "Building") known as Building D, located at 35 West Watkins Mill Road, in the Bennington Corporate Center in Gaithersburg, Maryland.

     B. Landlord and Tenant entered into a First Amendment of Lease dated June 8,1993 (the "First Amendment"), pursuant to which Building D was expanded and the square footage of the Original Leased Premises was increased by the amount of such expansion (the "Expansion Space") (collectively, the Original Leased Premises and the Expansion Space shall be hereinafter referred to as the "Expanded Leased Premises"). Certain other changes were also made to the Original Lease as a result of the First Amendment.

     C. Landlord and Tenant entered into a Second Amendment of Lease dated June 30,1993 (the "Second Amendment"), pursuant to which the square footage of the Expanded Leased Premises was increased by adding space (the "Second Expansion Space") in Building B located at 25 West Watkins Mill Road (collectively, the Original Leased Premises, the Expansion Space and the Second Expansion Space are hereinafter referred to as the "Second Expanded Leased Premises"); the Rent payable was adjusted, and certain other changes were made to the Original Lease, as amended.

     D. Landlord and Tenant entered into a Third Amendment of Lease dated April 15,1996, but effective as of January 1,1995
(the "Third Amendment") to adjust percentages and addresses set forth in the Original Lease as amended.

     E. Landlord and Tenant entered into a Fourth Amendment of Leased dated September __, 1996 (the "Fourth Amendment") pursuant to which the portion of the Second Expanded Leased Premises in Building B was expanded by adding space adjacent thereto (the "VAD Space") (the "Second Expanded Leased Premises," as expanded, is hereafter referred to as the "Third Expanded Leased Premises"), the Rent was adjusted, and certain other changes were made to the Original Lease, as amended.

     F. The Original Lease, the First, Second, Third and Fourth
Amendments are herein collectively referred to as the "Lease."

     G. Landlord and Tenant now desire to expand Building D to increase the square footage of the Third Expanded Leased
Premises, adjust the Rent payable therefor, and make certain other changes to the Lease, all as more specifically set forth below.

     NOW, THEREFORE, in consideration of the Explanatory
Statement, which shall be deemed a substantive part of this Fifth
Amendment, the covenants of the parties herein and in the Lease, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

          1. Effective Date of Fifth Amendment. From and after the date of this Fifth Amendment, the Lease shall be amended as set forth below.

          2. Capitalized Terms. All capitalized terms in this Fifth Amendment shall have the same meanings as those in the Lease, unless specifically set forth otherwise herein.

          3. Building D Expansion Space. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, in addition to the Third Expanded Leased Premises, approximately One Thousand Seven Hundred Sixteen (1,716) rentable square feet of space, which shall be added to Building D ("Building D Expansion Space") (collectively, the Third Expanded Leased Premises and Building D Expansion Space shall be deemed the "Leased Premises" ). The Building D Expansion Space is shown more particularly on Exhibit A attached hereto and made a part hereof.

          4.   Construction of Building D Expansion Space.

               a. Building D Expansion Space Plans; Filing for Building Permit. Tenant shall cause the Building D shell and interior improvements for the Building D Expansion Space (the "Building D Expansion Space Construction") to be constructed in accordance with the plans and specifications for the Building D Expansion Space (the "Building D Expansion Space Plans"). These Plans shall be approved and initialed by the parties before construction begins. Tenant shall provide Landlord one copy of all such Plans, at Tenant's expense, before construction begins.

                    Tenant shall have received a building permit from the City of Gaithersburg for the Building D Expansion Space, and shall have provided a copy to Landlord, before Tenant shall be authorized to begin construction under this Fifth Amendment.

               b.   Third Party as Contractor.

                    (i)       Approval and Performance. Tenant
has initially selected Riparius Construction, Inc. (the "Third Party Contractor" ) to construct the Building D Expansion Space shell and interior improvements. Landlord hereby approves of such selection. Tenant will not change the Third Party Contractor from Riparius Construction, Inc. to another party without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. The Third Party Contractor shall provide all work, labor and materials in support of the Building D Expansion Space Construction in accordance with the Building D Expansion Space Plans. The Third Party Contractor shall also perform its work in strict compliance with all laws, rules, regulations, orders, codes and other requirements of all governmental and quasi-governmental authorities having jurisdiction with respect to the Building D Expansion Space and/or the performance of the Building D Expansion Space Construction, and shall comply with all of Landlord's reasonable rules and regulations provided to the Third Party Contractor.

                    (ii)      Insurance.   In addition, the Third
Party Contractor shall obtain Builder's Risk insurance naming Landlord, Tenant and Manekin Corporation ("Manekin"), an affiliate of Landlord, as additional insureds and public liability insurance with limits of $1,000,000/$2,000,000 for the Building D Expansion Space Construction and proof that it maintains a policy of Workmen's Compensation Insurance in accordance with applicable law. No later than the date of commencement of the Building D Expansion Space Construction, the Third Party Contractor shall provide original insurance certificates to Landlord evidencing all such insurance policies.

                    (iii) Manekin's Observation. Manekin, on behalf of Landlord, shall have the right to observe the Third Party Contractor's work on the Building D Expansion Space Construction. Tenant shall pay Manekin a fee (the "Fee") equal to all of Manekin's out-of-pocket costs for such observation, including, without limitation, the wages, salaries or other compensation and any taxes, insurance or benefits of its personnel performing such observation. The Fee shall not exceed Three Thousand Dollars ($3,000). Tenant shall pay this Fee thirty
(30)days after receipt of Landlord's invoice therefor, together with all applicable supporting documentation.

          5. Reimbursement for Site Plan Amendment. As of the date first set forth above, Landlord has obtained, at its sole cost, the "Site Plan Manekin Gaithersburg Center," as revised 4/16/96 (Second Addition to Building D), as approved by the City of Gaithersburg 4/26/96 (the "Site Plan Amendment") to allow the Building D Expansion Space Construction. Tenant shall reimburse Landlord for the entire cost of the Site Plan Amendment within thirty (30) days of Tenant's receipt of an invoice therefor.

          6. Construction Provisions of Revised Leased Premises Not Applicable to Building D Expansion Space. Article I.B of the Original Lease, Paragraphs 4 through 7 of the First Amendment, and Paragraph 5 of the Second Amendment shall not apply to the Building D Expansion Space, except as may be specifically set forth in this Fifth Amendment.

          7. Term of Building D Expansion Space Lease. The Building D Expansion Space Lease Term will commence on the Building D Expansion Space Commencement Date (as defined below) and will end on the last day of the Lease Term, subject to Paragraph 8 below. From and after the date of this Fifth Amendment, the term "Lease Term" will include the Building D Expansion Space Lease Term.

               a.   Building D Expansion Space Commencement
Date. The Building D Expansion Space Commencement Date shall be the earlier of the date that Tenant receives an approved temporary occupancy certificate for the Building D Expansion Space, and January 1, 1997. Upon the occurrence of the Building D Expansion Space Commencement Date, Landlord and Tenant shall execute a written statement setting forth such Date.

               b. Possession of Building D Expansion Space. This Fifth Amendment shall remain fully effective and Tenant may not cancel or rescind it due to late delivery of the Building D Expansion Space, regardless of when delivery actually occurs. Moreover, in no event will Landlord be liable to Tenant for damages, if any, sustained by Tenant as a result of any delay in delivery of the Building D Expansion Space.

               c.   Acceptance of Expansion Space. Upon the
Building D Expansion Space Commencement Date, Tenant will be deemed to have accepted the Building D Expansion Space.

          8.   Cancellation Options.

               Paragraph II.B of the Original Lease, as amended by the First Amendment, and as amended by the Second Amendment (with respect only to the Expanded Leased Premises (as defined in the Second Amendment)) shall apply to the Building D Expansion Space.

          9.   Basic Annual Rent for the Building D Expansion
               Space.

               a    Amount of Basic Annual Rent for Building D
Expansion Space. Basic Annual Rent for the Building D Expansion Space shall equal Five Thousand Five Hundred Ninety-Four Dollars and Sixteen Cents ($5,594.16) per annum, payable in equal monthly installments of Four Hundred Sixty-Six Dollars and Eighteen Cents ($466.18). Payment of the first monthly installment hereunder shall commence on the Building D Expansion Space Commencement Date; provided that if payment commences on a date that is not the first day of a month, then payment shall be pro-rated for the partial first month in which payment commences. This payment of Basic Annual Rent shall continue until August 1, 2004, upon which date the Basic Annual Rent for the Building D Expansion Space shall increase to Four Dollars and Forty Cents ($4.40) per square foot of the Building D Expansion Space, for a total of Seven Thousand Five Hundred Fifty Dollars and Forty Cents ($7,550.40) per annum, in equal monthly installments of Six Hundred Twenty-Nine Dollars and Twenty Cents ($629.20) for the remainder of the Lease Term. As of August 1, 2004, the Basic Annual Rent for the Building D Expansion Space on a per-square-foot basis shall be the same as the Basic Annual Rent for the Expansion Space (as defined in the First Amendment), on a per-square-foot basis.

               b. Payment of Basic Annual Rent for Building D Expansion Space. The above amounts of Basic Annual Rent for the Building D Expansion Space shall be paid at the time and in addition to the payment of Basic Annual Rent for the Leased Premises, and otherwise in the manner set forth in Article III.B of the Lease.

               c.   Security Deposit. There shall be no Security
Deposit required hereunder for the Building D Expansion Space.

          10.   Adjustments to Square Footages and Percentages

               a. In Paragraph III.(C)(1)(b) of the Lease and throughout the Lease, the term "Rentable Area of the Buildings" will be deemed to be 138,938 square feet rather than 137,222 square feet, so that the term includes the Building D Expansion Space. This amended square footage number shall apply throughout the Lease to all references to the Rentable Area of the Buildings. Finally, the third, fifth and sixth sentences of Paragraph III.C(l)(b) of the Lease, as amended by this Fifth Amendment, will apply to the Building as expanded by the Building D Expansion Space.

               b. Paragraph III.C(l)(c) of the Lease shall be amended so that the term "Rentable Area of the Leased Premises" shall be deemed to be 71,225 square feet rather than 69,509 square feet so that the term includes the Building D Expansion Space. This amended square footage number shall apply throughout the Lease to all references to the square footage of the Leased
Premises.   However, the  second  through  final  sentences  of
Paragraph III.C(l)(c) of the Lease, as amended by this Fifth Amendment, shall not apply to the Building D Expansion Space. There shall be no certification required of the gross Rentable Area of the Building D Expansion Space.

               c. Paragraph III.C(l)(d) of the Lease shall be amended so that the term "Rentable Area of the Building" shall be deemed to be 52,351 square feet rather than 50,635 square feet so that the term includes the Building D Expansion Space. This amended square footage number shall apply throughout the Lease to all references to the square footage of the Building.

               d. Paragraph III.C(l)(e) of the Lease shall be amended as of the Building D Expansion Space Commencement Date so that the term "Tenant's Portion (with respect to the payment of Common Area Expenses, Taxes and Insurance)" will be Fifty-One and Twenty-Six One Hundredths Percent (51.26%) (71,225/138,938) rather than Fifty and Sixty-Five One Hundredths Percent (50.65%) so that the term includes the Building D Expansion Space. This amended Tenant's Portion shall apply throughout the Lease.

               e. The estimated amounts set forth in Paragraph III.C(2) (a) and (b) of the Lease shall be amended as the Building D Expansion Space Commencement Date by adding thereto the estimated amounts of such Taxes, Insurance and Common Area Expenses for the Building D Expansion Space. Therefore, commencing on the Building D Expansion Space Commencement Date, Tenant shall pay to Landlord, in addition to the amounts set forth in the Lease sections listed above, with and at the same time as the monthly payments of Basic Annual Rent, the following amounts with respect to the Building D Expansion Space:

                    (i)   One Hundred Fifty-Three Dollars
($153.00) per month as one-twelfth of Tenant's estimated Portion of Common Area Expenses, which amount includes Twenty-One Dollars and Forty-Five Cents ($21.45) per month as one-twelfth of Tenant's estimated Portion of the Insurance Costs. The limitation on increases in Common Area Expenses under the Lease shall apply to Tenant's Portion of Common Area Expenses for the Building D Expansion Space, except that the Common Area Expenses for the Building D Expansion Space for the first Lease Year shall not be limited in any way.

                    (ii) Two Hundred Fifteen Dollars and Ninety-Three Cents ($215.93) per month as one-twelfth of Tenant's estimated Portion of Taxes.

          Notwithstanding the foregoing, with reference to the Tenant's Portion (estimated and actual) of Common Area Expenses, Insurance Costs and Taxes, the same will not be charged with respect to the Building D Expansion Space until the Building D Expansion Space is completed; provided, however, that if prior to the earlier of the date the Building D Expansion Space is completed and tendered to Tenant, or one (1) year from the Building D Expansion Space Commencement Date, Montgomery County, Maryland assesses Taxes with respect to the Building D Expansion Space, then and in such event, the Tenant's Portion with respect to Taxes shall be increased to include the Building D Expansion Space effective as of the effective date of Montgomery County's assessment of Taxes with respect to the Building D Expansion Space.

          11.  Use Restrictions and Rules. Paragraph IV.A of the
Original Lease shall apply to the Building D Expansion Space.

          12. Improvements by Tenant. Subsection (i) of the second paragraph of Paragraph IV.B of the Lease shall be stricken in its entirety and replaced with the following:

               "(i) the aggregate cost of the same does not exceed One Hundred Thousand Dollars ($100,000) with respect to the Expanded Leased Premises, Fifty Thousand Dollars ($50,000) with respect to the Second Expansion Space, Fifty Thousand Dollars ($50,000) with respect to the VAD Space, or Fifty Thousand Dollars ($50,000) with respect to the Building D Expansion Space . . ."

          13.  Insurance.     Paragraph IV.E of the Original
Lease shall apply to the Building D Expansion Space.

          14. Damage and Destruction. Article VI of the Lease shall be amended by adding the underlined language to the paragraph at the end thereof as follows:

               Notwithstanding the preceding three (3) paragraphs of this Article VI, if Landlord or Tenant has the right to terminate the Lease pursuant to this Article VI due to damage or destruction to the Expanded Leased Premises and Building D Expansion Space only (excluding the Second Expansion Space and the VAD Space) by fire, other casualty, or any other cause (except condemnation), then Landlord or Tenant automatically shall have the right pursuant to this Article VI to terminate the Lease with respect to the Second Expansion Space and the VAD Space, regardless of whether the Second Expansion Space and/or the VAD Space has suffered any damage or destruction. However, if Landlord or Tenant has the right to terminate the Lease pursuant to this Article VI due to damage or destruction to the Second Expansion Space and/or the VAD Space only (excluding the Expanded Leased Premises and Building D Expansion Space), Landlord or Tenant shall not have any right to terminate the Lease with respect to the Expanded Leased Premises and Building D Expansion Space. If Landlord or Tenant duly terminates the Lease under Article VI with respect to the Second Expansion Space and/or the VAD Space, the Lease shall remain in full force and effect with respect to the Expanded Leased Premises and Building D Expansion Space and the Second Expansion Space and/or the VAD Space shall be stricken from the definition of "Leased Premises" under the Lease. Upon such damage or destruction to the Second Expansion Space and/or the VAD Space, the parties agree to enter into an amendment to the Lease setting forth the reduced Leased Premises and other related changes to the Lease, including, without limitation, reduction of Basic Annual Rent and Tenant's Portion of Common Area Expenses, Taxes and Insurance.

          Notwithstanding anything set forth above in this
Article VI, if Landlord or Tenant has the right to terminate the Lease pursuant to this Article VI due to damage or destruction to one or the other of the Second Expansion Space or the VAD Space, but not both Spaces, then Landlord or Tenant shall not have the right to terminate the Lease under this provision with respect to the non-damaged Space in Building B, or with respect to the Expanded Leased Premises.

          15. Condemnation. The last sentence of the second paragraph of Article VII of the Lease shall only apply to the Expanded Leased Premises and Building D Expansion Space, and shall not apply to the Second Expansion Space or the VAD Space. In addition, Article VII of the Lease shall be amended by adding the underlined language to the paragraph at the end thereof as follows:

               Notwithstanding the preceding two (2) paragraphs of this Article VII, if Landlord or Tenant has the right to terminate the Lease pursuant to this Article VII due to taking or condemnation of the Expanded Leased Premises and Building D Expansion Space only (excluding the Second Expansion Space and VAD Space), then Landlord or Tenant automatically shall have the right pursuant to this Article VII to terminate the Lease with respect to the Second Expansion Space and VAD Space, regardless of whether the Second Expansion Space and/or the VAD Space has been condemned in whole or in part. However, if Landlord or Tenant has any right to terminate the Lease pursuant to this
Article VII due to condemnation or taking of the Second Expansion Space and/or the VAD Space only (excluding the Expanded Leased Premises and Building D Expansion Space), Landlord or Tenant shall not have the right to terminate the Lease with respect to the Expanded Leased Premises and Building D Expansion Space. If Landlord or Tenant duly terminates the Lease under Article VII with respect to the Second Expansion Space and/or the VAD Space, the Lease shall remain in full force and effect with respect to the Expanded Leased Premises and Building D Expansion Space, and the Second Expansion Space and/or VAD Space shall be stricken from the definition of "Leased Premises" under the Lease. Upon such condemnation of the Second Expansion Space and/or the VAD Space, the parties agree to enter into an amendment to the Lease setting forth the reduced Leased Premises and other related changes to the Lease, including, without limitation, a reduction of Basic Annual Rent and Tenant's Portion of Common Area Expenses, Taxes and Insurance.

          Notwithstanding anything set forth above in this
Article VII, if Landlord or Tenant has the right to terminate the Lease pursuant to this Article VI due to taking or condemnation of one or the other of the Second Expansion Space or the VAD Space, but not both Spaces, then Landlord or Tenant shall not have the right to terminate the Lease under this provision with respect to the non-condemned Space in Building B, or with respect to the Expanded Leased Premises.

          16. Parking. Parking under the Lease shall not be modified pursuant to this Fifth Amendment.

          17. Tenant Authorization. Tenant represents and warrants to Landlord that this Fifth Amendment has been validly authorized and is executed by an authorized officer of Tenant and that its terms are binding upon and enforceable against Tenant in accordance herewith.

          18. Lease as Amended. From and after the full execution of this Fifth Amendment, the Lease shall be amended and in full force and effect in such respects as are set forth in this Fifth Amendment, and all other provisions, terms, conditions and riders of and to the Lease shall in all respects remain as set forth in the Lease, in full force and effect and applicable to the Expansion Space, except as specifically set forth in this Fifth Amendment.

          19. Tenant Reaffirmation of Lease. Tenant hereby reaffirms and restates, and agrees to be bound by, the covenants, promises, representations and agreements set forth in the Lease (except to the extent that they are expressly superseded by this Fifth Amendment) as if made herein.

                              LANDLORD:
WITNESS/ATTEST:               CLOPPER ROAD ASSOCIATES,
                              a Maryland general partnership

                              By:  M.O.R.M. Associates Limited
                              Partnership

                              By:  RA & FM, Inc.

                              By:  Alton D. Fryer(SEAL)
                              Name:  Alton D. Fryer
                              Title: Vice President

                              TENANT:

WITNESS/ATTEST:               MEDIMMUNE, INC.,
                              a Delaware corporation

David LeBUhn                  By:  David M. Mott(SEAL)
                              Name: David M. Mott
                              Title:  President

[Notaries cont'd next page]


STATE OF MARYLAND        )
                         ) TO WIT:
COUNTY OF FREDERICK      )

     I HEREBY CERTIFY that on this 4th day of October, 1996_, before me, the subscribed, a Notary Public of the State and county aforesaid, personally appeared Alton D. Fryer, Vice President of RA & FM, Inc., general partner of M.O.R.M. Associates Limited Partnership, general partner of Clopper Road Associates, and he acknowledged the foregoing Fifth Amendment of Lease to be the act and deed of said general partnership.

     WITNESS my hand and Notarial Seal.
                                        Mary Gail Peters
                                        Notary Public

My Commission Expires: April 1, 1998


STATE/COMMONWEALTH OF MARYLAND )
) TO WIT:
COUNTY OF MONTGOMERY           )

     I HEREBY CERTIFY that on this 3rd day of October, 1996, before me, the subscribed, a Notary Public of the state/Commonwealth and County aforesaid, personally appeared
David M. Mott, President and Chief Operating Officer of
MedImmune, Inc., Tenant, and he acknowledged the foregoing Fifth
Amendment of Lease to be his/the act and deed of said corporation.

     WITNESS my hand and Notarial Seal.

                                   Carol A. Iorio
                                   Notary Public

My Commission Expires:  July 11, 1998